UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2020

Science Applications International Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-35832	46-1932921
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12010 Sunset Hills Road, Reston, VA 20190
(Address of Principal Executive Offices) (Zip Code)

(703) 676-4300
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.0001 per share	SAIC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into Material Definitive Agreement

Asset Purchase Agreement

On February 5, 2020, Science Applications International Corporation (the “Company”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Unisys Corporation, a Delaware corporation (“Unisys”).

Pursuant to the Asset Purchase Agreement and upon the terms and subject to the conditions described therein and the material agreements attached and related thereto, Unisys has agreed to sell to the Company and the Company has agreed to acquire from Unisys, an operating unit of Unisys, Unisys Federal, which provides infrastructure modernization, cloud migration, managed services, and enterprise IT-as-a-service solutions to U.S. federal civilian agencies and the Department of Defense (the “Business”), for an aggregate purchase price of $1.2 billion, as may be adjusted for any estimated excess or shortfall in net working capital on the Closing Date (as defined in the Asset Purchase Agreement) (the “Transaction”), and subject to a further true-up after the Closing.

Approximately 2,000 Business employees are currently expected to transfer to the Company in connection with the Transaction.  The Company will also generally assume the obligations of the Business, with Unisys generally retaining or indemnifying for pre-closing liabilities relating to employees and certain other pre-Closing liabilities (other than certain categories of liabilities that are included or excluded from the sale which may include those arising from actions taken prior to or after closing).

The Asset Purchase Agreement also contains representations, warranties and covenants of Unisys regarding the Business (including a covenant to operate the Business in the ordinary course), as well as customary representations, warranties and covenants of both the Company and Unisys relating to the Transaction.  The closing of the Transaction is subject to certain conditions, including, among others, clearance under the Hart-Scott-Rodino Act and delivery by Unisys of certain audited 2019 year-end financial statements of the Business in compliant form.

The Transaction is expected to close by the end of the Company’s first quarter of fiscal year 2021, ending on May 1, 2020, subject to the satisfaction or waiver of all of the closing conditions to the transaction (other than conditions that by their nature are to be satisfied at the closing, but subject to the satisfaction or waiver of those conditions at such time) (the “Closing Date”).  The Asset Purchase Agreement provides for certain termination rights of the Company and Unisys, including (i) the right of the Company or Unisys to terminate the Asset Purchase Agreement if the Transaction has not closed within six months of signing, or (ii) upon any of the mutual conditions to closing becoming incapable of being satisfied.

Pursuant to the Asset Purchase Agreement, Unisys will indemnify the Company against losses suffered as a result of (i) a breach of their representations and warranties, (ii) a breach or non-performance of any covenant that is to be performed by Unisys under the Asset Purchase Agreement, and (iii) the excluded liabilities.  The Company will similarly indemnify Unisys against losses suffered as a result of (i) a breach of its representations and warranties, (ii) a breach or non-performance of any covenant that is to be performed by it under the Asset Purchase Agreement and (iii) the assumed liabilities.

The foregoing description of the Asset Purchase Agreement is not complete and is qualified in its entirety by reference to the Asset Purchase Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Transition Services Agreement

In connection with the Transaction and the Asset Purchase Agreement, the Company and Unisys will enter into a transition services agreement (the “TSA”), pursuant to which Unisys will provide certain transition services to the Company for the Business for a period of up to one year from the closing of the Transaction (or any longer or shorter period agreed to by the Company and Unisys), subject to the terms and conditions set forth therein. The transition services will be provided at cost plus a markup of 5% (or 10% if the services are extended beyond one year) for certain services and on a commercial basis for certain other services.

Intellectual Property Agreements

In connection with the Transaction and the Asset Purchase Agreement, the Company and Unisys will enter into a joint ownership agreement (the “JOA”) pursuant to which the Company will acquire joint ownership with Unisys of certain intellectual property assets used in the Business, with the right to commercialize the jointly-owned intellectual property assets subject to certain restrictions set forth in the JOA. The Company and Unisys will also enter into an intellectual property license agreement, pursuant to which Unisys will grant the Company licenses under Unisys’ patents, certain trademarks and certain other intellectual property to conduct the Business after the closing, and a value-added reseller agreement, pursuant to which Unisys will grant the Company the right to resell certain Unisys products and services in connection with the Business.

Commitment Letter

In connection with the Transaction, the Company entered into a debt commitment letter, dated as of February 5, 2020 (the “Commitment Letter”), with Citigroup Global Markets Inc. (“Citibank”), pursuant to which, subject to the terms and conditions set forth therein, Citibank has committed to provide the Company with a new seven-year senior secured $600 million Term Loan B structured as an incremental term loan facility under the Company’s existing credit agreement (“Term Loan B”) and an eight-year $400 million senior unsecured bridge facility (“Bridge Facility”).  The proceeds of this new financing, to the extent drawn, will be used to consummate the Transaction, including the payment of fees, costs, and expenses. The funding of the Term Loan B and, if necessary, the Bridge Facility is subject to the satisfaction of the respective conditions set forth in the Commitment Letter, including consummation of the proposed Transaction.

The foregoing description of Citibank’s lending commitments to the Company is not complete and is qualified in its entirety by reference to the Commitment Letter, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On February 6, 2020, the Company issued a press release announcing the events discussed in Item 1.01 above, the text of which is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information contained in this Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under Section 18. Furthermore, the information contained in this Item 7.01 and Exhibit 99.1 shall not be deemed to be incorporated by reference into the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description of Exhibit

2.1	Asset Purchase Agreement, dated February 5, 2020, by and among Science Applications International Corporation, Inc., a Delaware corporation and Unisys Corporation, a Delaware corporation.*

10.1	Commitment Letter, dated as of February 5, 2020, by Citigroup Global Markets Inc. to Science Applications International Corporation, Inc.

99.1	Press Release, dated February 6, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*
Schedules and other similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted schedules and other similar attachments upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Science Applications International Corporation

Date: February 6, 2020

	By:	/s/ Steven G. Mahon
Steven G. Mahon
Executive Vice President, General Counsel and Corporate Secretary